EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-199294 on Form S-8 of DIRECTV
of our report dated May 20, 2015 appearing in this Annual Report on Form 11-K of DIRECTV 401(k) Savings Plan
for the year ended December 31, 2014.

/s/ CROWE HORWATH LLP
Crowe Horwath LLP

Oak Brook, Illinois
May 20, 2015